Exhibit 10.40

102 SHARE OPTION AGREEMENT
FOR EMPLOYEES
UNDER THE Israeli SUB-PLAN TO THE MIMECAST LIMITED
2015 SHARE OPTION AND INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:

Grant Date:

Commencement Date:

Type of Option: 102 Capital Gains Track Grant

Expiration Date:

Vesting Schedule: See Appendix A

Pursuant to Mimecast Limited 2015 Share Option and Incentive Plan as amended through the date hereof (the “Plan”), and the Israeli Sub-Plan to the Plan (the “Israeli Sub-Plan”), Mimecast Limited (the “Company”) hereby grants, under the capital gains track of Section 102 of the ITO, to the Optionee named above an option (the “Share Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of Ordinary Shares of the Company (the “Shares”) specified above at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan and the Israeli Sub-Plan.

1.Vesting and Exercisability Schedule.  No portion of this Share Option may be exercised until such portion shall have become exercisable.  Except as set forth in Appendix A, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule, this Share Option shall be exercisable with respect to the number of Option Shares on the dates indicated so long as Optionee remains an employee of the Company or a Subsidiary on the dates as listed in Appendix A.

Once vested and exercisable, this Share Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.Manner of Exercise.

(a)The Optionee may exercise this Share Option only in the following manner:  from time to time on or prior to the Expiration Date of this Share Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank cheque or other instrument acceptable to the Administrator; (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a cheque payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;  a combination of (i), and (ii) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws,  (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of Share Options under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations.

(b)The Shares purchased upon exercise of this Share Option shall be transferred to the Trustee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Share Option unless and until this Share Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Trustee on behalf of the Optionee shall have been entered as the shareholder of record on the books of the Company.  Thereupon, the Optionee or the Trustee on behalf of the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

(c)The minimum number of Shares with respect to which this Share Option may be exercised at any one time shall be 100 Shares, unless the number of shares with respect to which this Share Option is being exercised is the total number of Shares subject to exercise under this Share Option at the time.

(d)Notwithstanding any other provision hereof or of the Plan, no portion of this Share Option shall be exercisable after the Expiration Date hereof.

3.Termination of Employment.  If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Shares Option may be subject to earlier termination as set forth below.

(a)Termination Due to Death.  If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Share Option outstanding on such date, to the extent vested and exercisable on the date of death, may thereafter be exercised by the Optionee’s Personal Representative for a period of 12 months from the date of death or until the Expiration Date, if earlier.  Any portion of this Share Option that is not vested and exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b)Termination Due to Disability.  If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Share Option outstanding on such date, to the extent vested and exercisable on the date of such termination of employment, may thereafter be exercised by the Optionee for a period of 12 months from the date of disability or until the Expiration Date, if earlier.  Any portion of this Share Option that is not vested and exercisable on the date of disability shall terminate immediately and be of no further force or effect.

(c)Termination for Cause.  If the Optionee’s employment terminates for Cause, any portion of this Share Option outstanding on such date shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of the Optionee to a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(d)Other Termination.  If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Share Option outstanding on such date may be exercised, to the extent vested and exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.  Any portion of this Share Option that is not vested and exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

4.Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Share Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan and the Israeli Sub-Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan and the Israeli Sub-Plan, unless a different meaning is specified herein.

5.Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Share Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s Personal Representative.

6.Section 102 Trustee.  This Option, any Shares issued upon exercise of this Option, and/or other shares received subsequently following any realization of rights derived from this Option or such Shares (including stock dividends) shall be allocated or issued under the supervisions of a Trustee or to a Trustee and held for the benefit of Optionee.  This Option, such Shares and/or such other shares shall be held by the Trustee or under the supervision of a Trustee for such period of time as required under the 102 Capital Gains Track or any regulations, rules, orders, or procedures promulgated thereunder.

Notwithstanding anything to the contrary, the Trustee shall not release this Option, such Shares, and/or such other shares prior to the full payment of the tax liabilities arising from the grant to Optionee of this Option, the issuance of any Shares upon exercise of this Option, and/or the receipt of other shares subsequently following any realization of rights derived from this Option or such Shares (including stock dividends).

Optionee undertakes to release the Trustee from any liability in respect of any action or decision duly taken and executed in relation with the Plan, the Israeli Sub-Plan, this Option Agreement, this Option, any Shares issued upon exercise of this Option, and other shares received subsequently following any realization of rights derived from this Option or such Shares (including stock dividends).

7.Tax Obligations

(a)Tax Withholding.  Any tax (including national insurance and health tax) consequences arising from the grant or exercise of this Option, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Subsidiary, the Trustee, and/or Optionee), hereunder, shall be borne solely by Optionee.  The Company, its Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under applicable laws (including applicable rules and regulations), including withholding taxes at source.  Furthermore, Optionee hereby agrees to indemnify the Company, its Subsidiary, and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Optionee.  The Company or any of its Subsidiaries and the Trustee, as the case may be, may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to this Option and the exercise or vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to optionee, and/or (ii) requiring Optionee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) by causing the exercise of the Option and/or the sale of Shares held by or on behalf of Optionee to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, Optionee is required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable laws (including applicable tax laws, regulations, and rules).

(b)Tax Consultation.  The Optionee understands that he or she may suffer adverse tax (including national insurance and health tax) consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that he or she will consult with any tax advisors the Optionee deems appropriate in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company or any Affiliate for any tax advice.

(c)Optionee's Tax Indemnity.

(i)Indemnity.  To the extent permitted by law, the Optionee hereby agrees to indemnify and keep indemnified the Company, the Company as trustee for and on behalf of any related corporation and the Trustee for any tax liability.

(ii)No Obligation to Issue Shares.  Without derogating from Section 7(a) above, the Company shall not be obliged to allot and issue any Shares or any interest in Shares pursuant to the exercise of this Option unless and until the Optionee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any tax liability (including national insurance payments and health tax), or the Optionee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any tax (including national insurance and health tax) will be recovered from the Optionee within such period as the Company may then determine.

(iii)Right of Retention.  In the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Optionee would have otherwise been entitled upon the exercise of this Option, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Optionee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Optionee's liability under such indemnity.

8.Additional terms

(a)The Optionee has no right to compensation or damages for any loss in respect of the Option where such loss arises (or is claimed to arise), in whole or in part, from the termination of the Optionee's employment; or notice to terminate employment given by or to the Optionee.  This exclusion of liability shall apply however termination of employment, or the giving of notice, is caused other than in a case where a competent tribunal or court, from which there can be no appeal (or which the relevant employing company has decided not to appeal), has found that the cessation of the Optionee’s employment amounted to unfair or constructive dismissal of the Optionee and however compensation or damages may be claimed.

(b)The Optionee has no right to compensation or damages for any loss in respect of an Option where such loss arises (or is claimed to arise), in whole or in part, from any company ceasing to be a Subsidiary of the Company; or the transfer of any business from a Subsidiary of the Company to any person which is not a Subsidiary of the Company.  This exclusion of liability shall apply however the change of status of the relevant company, or the transfer of the relevant business, is caused, and however compensation or damages may be claimed.

9.No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

10.Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Share Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.Data protection

(a)By entering into this Option Agreement, and as a condition of the grant of the Option, the Optionee consents to the collection, use, and transfer of Data as described in this section to the full extent permitted by and in full compliance with applicable laws.

(b)The Optionee understands that the Company, its Subsidiaries and the Trustee hold Data about the Optionee for the purpose of managing and administering the Plan and the Israeli Sub-Plan.

(i)The Optionee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of the Optionee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any Data Recipients.

(ii)The Optionee understands that these Data Recipients may be located in the Optionee’s country of residence or elsewhere, such as the United States.  The Optionee authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf, to a broker or third party (including the Trustee) with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Optionee's personal data continues to be adequately protected and securely held.

(iii)The Optionee understands that the Optionee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw the Optionee's consent herein in writing by contacting the Company. The Optionee further understands that withdrawing consent may affect the Optionee's ability to participate in the Plan.

12.Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MIMECAST LIMITED

By:

Title: Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

Appendix A

Vesting Schedule

102 RESTRICTED Share UNIT AWARD AGREEMENT
FOR EMPLOYEES
UNDER THE Israeli SUB-PLAN TO THE MIMECAST Limited
2015 Share OPTION AND INCENTIVE PLAN

Name of Grantee:

No. of Restricted Share Units:

Grant Date:

Commencement Date:

Type of Award: 102 Capital Gains Track Grant

Expiration Date:

Vesting Schedule: See Appendix A

Pursuant to the Mimecast Limited 2015 Share Option and Incentive Plan as amended through the date hereof (the “Plan”), and the Israeli Sub-Plan to the Plan (the “Israeli Sub-Plan”), Mimecast Limited (the “Company”) hereby grants, under the capital gains track of Section 102 of the ITO, an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above.  Each Restricted Share Unit shall relate to one Ordinary Share of the Company (the “Shares”).

1.Restrictions on Transfer of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in this Agreement and (ii) Shares have been issued to the Trustee on behalf of the Grantee or to the Grantee under the supervision of the Trustee in accordance with the terms of the Plan and this Agreement.

2.Vesting of Restricted Share Units.  The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in Appendix A so long as the Grantee remains an employee of the Company or a Subsidiary on such Dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Share Units specified as vested on such date.

The Administrator may at any time accelerate the vesting schedule specified in this Agreement.

3.Termination of Employment.  If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in this Agreement, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor his Personal Representative will thereafter have any further rights or interests in such unvested Restricted Share Units.

4.Issuance of Shares.  As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Share Units that have vested pursuant to this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Shares.

5.Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan and the Israeli Sub-Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan and the Israeli Sub-Plan, unless a different meaning is specified herein.

6.Section 102 Trustee.  The Award, any Shares issued upon vesting of these Award, and/or other shares received subsequently following any realization of rights derived from the Award or such Shares (including stock dividends) shall be allocated or issued under the supervisions of a Trustee or to a Trustee and held for the benefit of the Grantee.  The Award, such Shares and/or such other shares shall be held by the Trustee or under the supervision of a Trustee for such period of time as required under the 102 Capital Gains Track or any regulations, rules, orders, or procedures promulgated thereunder.

Notwithstanding anything to the contrary, the Trustee shall not release this Award, such Shares, and/or such other shares prior to the full payment of the tax liabilities arising from the grant to Grantee of this Award, the issuance of any Shares upon vesting of this Award, and/or the receipt of other shares subsequently following any realization of rights derived from this Award or such Shares (including stock dividends).

Grantee undertakes to release the Trustee from any liability in respect of any action or decision duly taken and executed in relation with the Plan, the Israeli Sub-Plan, this Restricted Stock Unit Agreement, this Award, any Shares issued upon vesting of this Award, and other shares received subsequently following any realization of rights derived from this Award or such Shares (including stock dividends).

7.Tax Obligations

(a)Tax Withholding.  Any tax (including national insurance and health tax) consequences arising from the grant or vesting of this Award, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Subsidiary, the Trustee, and/or Grantee), hereunder, shall be borne solely by Grantee. The Company, its Subsidiary, and/or the Trustee shall withhold taxes according to the requirements under applicable laws (including applicable rules and regulations), including withholding taxes at source.  Furthermore, Grantee hereby agrees to indemnify the Company, its Subsidiary, and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to Grantee.  The Company or any of its Subsidiaries and the Trustee, as the case may be, may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to this Award and the vesting or sale thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to Grantee, and/or (ii) requiring Grantee to pay to the Company or any of its Subsidiaries the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares, and/or (iii) by vesting of the Award and/or the sale of Shares held by or on behalf of Grantee to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, Grantee is required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable laws (including applicable tax laws, regulations, and rules).

(b)Tax Consultation.  The Grantee understands that he or she may suffer adverse tax (including national insurance and health tax) consequences as a result of the vesting of the Restricted Share Units and the issuance of Shares. The Grantee represents that he or she will consult with any tax advisors the Grantee deems appropriate in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company or any Affiliate for any tax advice.

(c)Grantee's Tax Indemnity.

(i)Indemnity.  To the extent permitted by law, the Grantee hereby agrees to indemnify and keep indemnified the Company, and the Company as trustee for and on behalf of any related corporation, for any tax liability.

(ii)No Obligation to Issue Shares.  The Company shall not be obliged to issue any Shares unless and until the Grantee has paid to the Company such sum as is, in the opinion of the Company, sufficient to indemnify the Company in full against any tax liability (including national insurance and health tax), or the Grantee has made such other arrangement as in the opinion of the Company will ensure that the full amount of any such tax liability will be recovered from the Grantee within such period as the Company may then determine.

(iii)Right of Retention.  Without derogating from Section 7(a) above, tin the absence of any such other arrangement being made, the Company shall have the right to retain out of the aggregate number of shares to which the Grantee would have otherwise been entitled upon the vesting of the Restricted Share Units, such number of Shares as, in the opinion of the Company, will enable the Company to sell as agent for the Grantee (at the best price which can reasonably expect to be obtained at the time of the sale) and to pay over to the Company sufficient monies out of the net proceeds of sale, after deduction of all fees, commissions and expenses incurred in relation to such sale, to satisfy the Grantee's liability under such indemnity.

8.Section 409A of the Code.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

9.No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10.Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.Data protection

(a)By entering into this Agreement, the Grantee consents to the collection, use, and transfer of Data as described in this paragraph to the full extent permitted by and in full compliance with applicable laws.

(b)The Grantee understands that the Company, its Subsidiaries and the Trustee hold Data about the Grantee for the purpose of managing and administering the Plan.

(c)The Grantee further understands that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration, and management of the Grantee’s participation in the Plan, and that the Company and/or its Subsidiary may each further transfer Data to any Data Recipients.

(d)The Grantee understands that these Data Recipients may be located in the Grantee’s country of residence or elsewhere, such as the United States.  The Grantee authorizes the Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing the Grantee’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Grantee’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Where the transfer is to be to a destination outside the European Economic Area, the Company shall take reasonable steps to ensure that the Grantee's personal data continues to be adequately protected and securely held.

(e)The Grantee understands that the Grantee may, at any time, review the Data, request that any necessary amendments be made to it, or withdraw the Grantee's consent herein in writing by contacting the Company. The Grantee further understands that withdrawing consent may affect the Grantee's ability to participate in the Plan.

12.Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

MIMECAST LIMITED

By:

Title: Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.  The Grantee further acknowledges that any additional award issued to the Grantee by the Company in the future, if any, may require that any agreement related to such award be electronically accepted by the Grantee pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) and agrees that such electronic acceptance in lieu of an actual signature is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

Appendix A

Vesting Schedule